EXHIBIT 5.1
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May 30, 2003





Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida  33178-2428
U. S. A.

                     RE: Registration Statement on Form S-8

Dear Sirs:

In connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed on May 30, 2003 by Carnival Corporation (the "Company") with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the "Act"), of $30,000,000 in obligations (the "Obligations") of the Company pursuant to The Carnival Corporation "Fun Ship" Nonqualified Savings Plan (the "Plan"), we have been requested to render our opinion as to the legality of the Obligations.

In this connection, we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including exhibits and amendments thereto,
(ii) the Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date, and (iii) records of certain of the Company's corporate proceedings. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis of the opinions hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

Based on the foregoing, we are of the opinion that the Obligations, when issued and delivered as contemplated by the Registration Statement and the Plan, will be duly authorized and will constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principals of equity.


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Carnival Corporation
May 30, 2003
Page 2
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We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to all references to our firm in the Registration Statement and the filing by the Company of this as an Exhibit to the Registration Statement.

Very truly yours,


/s/ Mario E. Correa
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Mario E. Correa

MEC/ocb